SCHEDULE II
                         		INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ARGONAUT GROUP, INC

                    GAMCO INVESTORS, INC.
                                 4/20/01            1,000            16.0050
                                 4/12/01            5,000            15.2100
                                 4/12/01              500            15.1500
                                 4/12/01            1,200-           15.0000
                                 4/06/01            1,000            16.3250
                                 4/05/01            1,000            15.9688
                                 4/05/01            2,000            15.7500
                                 3/31/01               97              *DI
                                 3/21/01            2,000            15.7500
                                 3/19/01            1,000-           15.4375
                                 3/13/01              500            17.1250
                                 3/07/01            2,000            17.3750
                                 3/07/01            1,500            17.5000
                                 3/06/01            1,000            17.4375
                                 3/06/01              500-           17.0625
                                 3/02/01            1,200-           17.3099
                                 3/01/01              500            18.0000
                                 3/01/01            5,100-           17.1642
                                 2/28/01              200-           17.8750
                                 2/28/01            1,000            17.2498
                                 2/28/01            1,000            17.1875
                                 2/28/01              500            16.6250
                                 2/27/01              500            17.9375
                                 2/27/01              800-           16.3125
                    GABELLI FUND, LDC
                                 4/19/01              200            15.5000
                     GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 4/12/01            3,000            15.1000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.







Exhibit   C


										April 23, 2001


Mr. Mark E. Watson, III
President and Chief Executive Officer
Argonaut Group, Inc,
10101 Reunion Place - Suite 800
San Antonio, Texas 78216

Dear Mark:

	About 7 or 8 months ago you indicated that you would welcome a visit.

	I look forward to doing that now, particularly in light of the pretty awful results at Argonaut.

Along these lines, I have received Leon Cooperman's April 17, 2001 letter. I would like to understand why Leon and/or his designee is not being proposed for the Board of Argonaut, as he has a sensible plan to surface the values at Argonaut.

			Respectfully submitted.


										Sincerely,

										/s/ Mario J. Gabelli
										Mario J. Gabelli


MJG/kal